UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2015

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 High Point Drive, Irving, TX	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 453-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Compensatory Arrangements with Certain Officers

On January 20, 2015, HMS Holdings Corp. (the “Company”) and William C. Lucia, the Company’s President and Chief Executive Officer, entered into an  amendment (the “Amendment”) to Mr. Lucia’s Executive Employment Agreement with the Company (the “Agreement”), which became effective as of March 1, 2013, and previously was amended on April 30, 2013. The Agreement, as amended by the Amendment, provides:

•                  The term of the Agreement is three (3) years, and will run from March 1, 2015 through February 28, 2018.

•                  If Mr. Lucia’s employment is terminated by the Company without Cause or Mr. Lucia resigns for Good Reason (as defined in the Agreement), Mr. Lucia will be treated as continuing in service for the purposes of the vesting of any equity award until the earliest of: (i) the end of the Noncompetition Period (as defined in Mr. Lucia’s Noncompetition, Nonsolicitation, Proprietary and Confidential Information and Developments Agreement with the Company (the “Restrictive Covenants Agreement”)), (ii) the last of the applicable vesting dates under such awards, or (iii) the termination or violation of the Restrictive Covenants Agreement.

•                  If Mr. Lucia’s employment is terminated by the Company without Cause or Mr. Lucia resigns for Good Reason and a Change in Control (as defined in the Agreement) occurs within six months following such termination, then with respect to any equity awards outstanding or deemed to be outstanding, or canceled or forfeited as a result of Mr. Lucia’s termination or such Change in Control, Mr. Lucia will receive a cash payment equal to the excess of the amount he would have received for such equity awards if he were continuing in service as of the date of the Change in Control and terminated immediately thereafter over the amount actually received, paid in a single lump sum payment at the time provided in the Agreement.  To the extent that the payments and benefits provided under the Agreement and benefits provided to Mr. Lucia, or for Mr. Lucia’s benefit, under any other Company plan or agreement would be subject to the excise tax imposed under Section 4999 of the Code, such benefits shall be reduced (but not below zero) if and to the extent that a reduction in such benefits would result in Mr. Lucia retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and such excise tax), than if Mr. Lucia received all of such benefits pursuant to the provisions set forth in the Agreement.

Except as described in the Amendment, all other provisions of the Agreement will remain in full force and effect. The description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Second Amendment to Executive Employment Agreement, dated as of January 20, 2015, by and between HMS Holdings Corp. and William C. Lucia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HMS HOLDINGS CORP.
(Registrant)

Date: January 23, 2015	By:	/s/ Eugene V. DeFelice
	Name:	Eugene V. DeFelice
	Title:	Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Second Amendment to Executive Employment Agreement, dated as of January 20, 2015, by and between HMS Holdings Corp. and William C. Lucia.